Exhibit 99.1

New River Pharmaceuticals Announces NRP104 NDA Accepted for Review

RADFORD, Va., January 27, 2006 -- New River Pharmaceuticals Inc. (Nasdaq: NRPH) announced that on January 26, the U.S. Food and Drug Administration accepted for review the Company’s new drug application (NDA) for NRP104. New River submitted the NDA on December 6, 2005, seeking approval to manufacture and market the investigational compound for the treatment of Attention Deficit Hyperactivity Disorder (ADHD) in pediatric populations (ages 6 - 12). NRP104 is the subject of a collaborative development and commercialization agreement between New River and Shire plc (LSE: SHP; Nasdaq: SHPGY; TSX: SHQ).

“We are pleased that this NDA has been accepted for review,” commented Suma Krishnan, New River’s Vice President, Product Development. “This represents a key milestone in NRP104’s regulatory development. We remain hopeful that this promising drug candidate will be approved and launched by the end of 2006.”

The acceptance for review of the NDA represents the FDA’s determination that the application is sufficiently complete to permit a substantive review. It does not represent any opinion regarding the safety, efficacy or approvability of NRP104.

About New River

New River Pharmaceuticals Inc. is a specialty pharmaceutical company focused on developing novel pharmaceuticals that are generational improvements of widely prescribed drugs in large and growing markets.

For further information on New River, please visit the Company's Web site at http://www.nrpharma.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward- looking statements are statements that are not historical facts. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of New River Pharmaceuticals, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the New River Pharmaceuticals Inc. annual report on Form 10-K, filed with the SEC on April 1, 2005; the timing, progress and likelihood of success of our product research and development programs; the timing and status of our preclinical and clinical development of potential drugs; the timing and likelihood of success of our drug products in clinical trials and the regulatory approval process; our drug products' efficacy, abuse and tamper resistance, onset and duration of drug action, ability to provide protection from overdose, ability to improve patients' symptoms, incidence of adverse events, ability to reduce opioid tolerance, ability to reduce therapeutic variability, and ability to reduce the risks associated with certain therapies; the ability to develop, manufacture, launch and market our drug products; our projections for future revenues, profitability and ability to achieve certain sales targets; our estimates regarding our capital requirements and our needs for additional financing; the likelihood of obtaining favorable scheduling and labeling of our drug products; the likelihood of regulatory approval under Section 505(b)(2) under the Federal Food, Drug, and Cosmetic Act; our ability to develop safer and improved versions of widely-prescribed drugs using our Carrierwave (TM) technology; and our ability to obtain favorable patent claims. Readers are cautioned not to place undue reliance on these forward- looking statements that speak only as of the date hereof. New River Pharmaceuticals does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in New River Pharmaceuticals' annual report on Form 10-K, filed with the SEC on April 1, 2005, as well as other public filings with the SEC.

Contacts:

The Ruth Group
John Quirk (investors)
646-536-7029
jquirk@theruthgroup.com

Zack Kubow (media)
646-536-7020
zkubow@theruthgroup.com

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